Exhibit 31.3

Certification Pursuant To Section 302 of the Sarbanes-Oxley Act of 2002

I, Franklin E. Crail, certify that:

1.     I have reviewed this Amendment No. 1 on Form 10-K/A of Rocky Mountain Chocolate Factory, Inc.;

2.     Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: June 30, 2014	/s/ Franklin E. Crail
Franklin E. Crail, President, Chief Executive Officer and Chairman of the Board of Directors